CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO THE CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED AS [ *** ]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDED AND RESTATED SUPPLY AGREEMENT

This Amended and Restated Supply Agreement (this "Agreement") is made as of November 8, 2010, by and between Fisker Automotive, Inc. ("Fisker") and Quantum Fuel Systems Technologies ("Quantum") sets forth the terms under which Quantum will supply certain components and related services to Fisker for the K1 vehicle program.

This parties agree that this Agreement supersedes, amends and replaces in their entirety the Supply and Licensing LOI dated January 14, 2010 and the Supply Agreement dated February 24, 2010 and executed April 27, 2010 (collectively, the "Prior Agreements") and further agree as follows:

A. Program Awards

  K1 Program Award. Subject to the terms and conditions of this Agreement, Fisker will purchase from Quantum, and Quantum will supply to Fisker, 100% of Fisker's requirements of the components set forth on Exhibit 1 (the "Components") for the K1 Vehicle Program, contingent on meeting Fisker's continued engineering specifications, performance, quality, reliability, durability, total landed costs, and supply chain and delivery requirements. Fisker expects to purchase Components for a minimum volume of 45,000 vehicle sets over the program life of the K1 Vehicle Program.

  Competitive Benchmarking and Re-Sourcing. In the event that Fisker reasonably determines that Quantum's supply of the Components is not competitive in terms of engineering specifications, performance, quality, reliability, durability, total landed costs, or supply chain and delivery requirements or determines that Fisker can obtain comparable any component(s) at a cost savings of more than ***%, Fisker shall give Quantum written notice of such competitive deviation (a "Competitive Notice"). As soon as possible following such Competitive Notice, Quantum shall present a commercially reasonable plan to Fisker to close the competitive gap within 120 days of the Competitive Notice. In the event that the competitive gap is not, in fact, closed within 120 days of the Competitive Notice, Fisker shall, thereafter, have the right to immediately re-source any or all the Components, at Fisker's sole discretion, without any liability under this Agreement.

  Future Programs. Fisker is in the process of developing future vehicle programs for which the supply of powertrain development and engineering services and powertrain components will be competitively bid. Provided that Quantum has timely completed all development work for the K1 program pursuant to applicable existing agreements (the "K1 Development Work") and is not in default under this Agreement:

    Fisker will notify Quantum and provide Quantum with the opportunity to bid and quote on the N1 phase 1 powertrain development as well as all other powertrain development, engineering, testing and similar service contracts for these future programs on an equal basis as all other potential service suppliers.

    Fisker will notify Quantum and provide Quantum with the opportunity to quote on the N1 hybrid controller as well as any other mutually agreed-upon powertrain components for these future programs on an equal basis as all other potential component suppliers. In the event that Quantum submits a bid and it is determined by Fisker that other bids are more qualified and competitive than the Quantum bid, Quantum shall have 30 days to match the target cost, technical, engineering, quality, and delivery performance of the more competitive offers. If Fisker reasonably determines that Quantum is able to match the competitive offers, then Quantum will be awarded the production program, subject to a competitive benchmarking and re-sourcing provision as set forth in Section 2 above.

B. Intellectual Property & Licensing

  In connection with the K1 Development Work and the supply of Components under this Agreement, Quantum and Fisker have, in collaboration and separately, utilized and developed a variety of existing and new software (including source codes, diagrams, compile and link script diagrams, etc), know-how, inventions, developments, concepts, ideas, improvements, designs, processes, procedures, data, models and know-how (collectively "Technology").

  Quantum acknowledges and agrees that Fisker owns all Technology related to the K1 Vehicle Program, excluding Quantum Core Software (defined below) but including modifications to Quantum Core Software made in connection with the K1 Vehicle Program (collectively, "Fisker Technology"). Fisker Technology may not be used, altered, modified or licensed by Quantum for any purpose other than the supply of components and services to Fisker without Fisker's express prior written approval. Fisker may allow other use of Fisker Technology by Quantum or any third parties under licensing and/or royalty agreements at Fisker's sole and absolute discretion.

  Fisker acknowledges and agrees that Quantum owns its core software which can be demonstrated (i.e., through time stamps) to have been funded internally by Quantum as part of a core Quantum R&D activity and not developed and owned by other clients ("Quantum Core Software"). Quantum represents and warrants that there are no conflicting claims of ownership with respect to the Quantum Core Software. Fisker reserves the right to use all or part of the Quantum Core software in connection with future vehicle programs provided that, at the time, Fisker will, in conjunction with Quantum, establish an appropriate royalty and/or service fee structure for such use of Quantum Core Software.

  In connection with the K1 Development Work and this Agreement, Fisker requires that modular software development processes be used. In addition, Fisker reserves the right to further review, at Quantum's facilities, Quantum's software development processes and source code to ensure that it meets Fisker's software quality development requirements. In addition, all software modules in object form must include: interface specifications; calibration tables and software control interface documentation, including software build documentation; complier and linker; and supplier and revision levels including software build scripts and schedules. Further, Fisker will either internally, with other suppliers (covered by mutual non-disclosure and confidentiality agreements), or possibly through Quantum, purchase, specify, or develop new functionality and software consistent with market forces indicating the highest value for Fisker. Any changes in functionality will be defined in a Software Change Request (SCR) and considered a modification to the existing Statement of Work. No software functionality changes shall be made without written approval from Fisker.

  All Fisker engineering integration, testing, validation, specifications, sourcing strategies, and modifications to hardware are solely owned by Fisker and may not be disclosed, released, used or distributed by Quantum without the express prior written consent of Fisker. Fisker may allow use of the foregoing by Quantum or any third parties under licensing and/or royalty agreements at Fisker's sole and absolute discretion.

C. Applicable Terms and Conditions

  All Components will be ordered by Fisker, and delivered by Quantum, in accordance with written purchase orders (including related delivery releases and shipping instructions) issued by Fisker from time to time during the term of this Agreement. Fisker's General Terms and Conditions of Purchase, a copy of which is attached as Exhibit 2, are hereby incorporated into this Agreement by reference. The Fisker General Terms and Conditions of Purchase shall be construed, to the extent possible, as consistent with the terms and conditions set forth in this Agreement and as cumulative, provided, however, that if such construction is unreasonable, the terms and conditions set forth in this Agreement shall control.

  This Agreement is subject to the terms and provisions of that certain Direct Agreement, dated April 22, 2010, among Quantum and Midloan Loan Services, Inc. as Collateral Agent for the United States Department of Energy and the Federal Financing Bank.

  The following additional commercial terms will apply to the supply of Components:

  Quantum is required to maintain a running 10 days worth of inventory on hand at a Quantum warehouse / distribution center or supplier designate.

  Quantum will support the current and past service requirements for the Components during the current model lifecycle of the K1 vehicle and for up to 10 years after cessation of production of the K1 vehicle.

  Fisker will provide annual volume levels for planning and quotation purposes with quarterly releases and adjustments thereto. These quarterly volumes released and updated on a monthly schedule will be used as Fisker's volume commitment. The first volume release to Quantum will be for 3500 units.

  All supplier tooling paid for by Fisker is owned by Fisker consistent with Fisker's General Terms and Condition of Purchase and the terms of the DOE agreements.

  Fisker Automotive to pay Quantum for the software development, integration, and validation via the Phase I, II, III and follow on development phases in accordance with existing applicable agreements.

  Fisker Automotive has the right to assume or terminate all or part of this Agreement on change of control of Quantum.

  All Components shall demonstrate a long term field reliability of 97.5% with 50% confidence and durability of 15 years and 150,000 PHEV equivalent miles.

D. Pricing and Payment Terms

  Unit pricing for the Components is set forth on Exhibit 3 and is reduced based on the cumulative number of units purchased as shown on Exhibit 3. Unit pricing will be invoiced monthly in arrears (based on deliveries of Components during the preceding month) and payable forty-five (45) days after receipt of invoice.

  In addition to unit pricing, Fisker will also pay Quantum a service fee as set forth on Exhibit 3. The service fee will be invoiced quarterly in arrears (based on deliveries of Components during the preceding quarter) and payable fifteen (15) days after receipt of invoice.

  Fisker will pay a royalty of $*** for each hybrid controller. The royalty payment is on account of Quantum's grant to Fisker of a perpetual, irrevocable license for use of Quantum's the core hybrid software. The royalty will be invoiced quarterly in arrears (based on deliveries of hybrid controllers during the preceding quarter) and payable fifteen (15) days after receipt of invoice.

E. Supplier Relationships

The current sub-suppliers that will provide the Components are listed on Exhibit 1. The sub-suppliers listed on Exhibit 1 do not represent all working relationships. All working relationships need to be documented and approved by Fisker. Any change in sub-suppliers and/or working relationships requires 120 day written advance notification to Fisker and may not be taken without final written approval from Fisker.

This Agreement has been executed on behalf of Fisker and Quantum by their duly authorized representatives as follows:

QUANTUM FUEL SYSTEMS FISKER AUTOMOTIVE, INC.

TECHNOLOGIES WORLDWIDE, INC.

By: /s/ Alan P. Niedzwiecki By: /s/ Linda Theisen

Name: Alan P. Niedzwiecki Name: Linda Theisen

Title: President & CEO Title: VP Purchasing

Date: November 8, 2010 Date: November 8, 2010

Exhibit 1

Components
Component	Sub-Supplier
Hybrid Controller and HCS On-Board Charger and CSS DC-DC Solar Roof	*** *** *** ASOLA

Exhibit 2

Fisker Automotive, Inc.

General Terms and Conditions of Purchase

See Attached

Exhibit 3

Pricing
Cumulative Vehicle Sets
	1 - 6,550	6,551 - 7,500	7,501-15,000	15,001 - 30,000	30,001 +

Hybrid controller I HICS	$***	$***	$***	$***	$***
On Board Charger & CSS	$***	$***	$***	$***	$***
DC-DC	$***	$***	$***	$***	$***
Solar Roof*	$***	$***	$***	$***	$***
Sub-Total Unit Pricing	$***	$***	$***	$***	$***
Service Fee	$***	$***	$***	$***	$***
Royalty	$***	$***	$***	$***	$***
Sub-Total Fee/Royalty	$***	$***	$***	$***	$***
Grand Total per Vehicle Set	$4,063	$3,978	$3,964	$3,480	$3,239

The solar roof pricing of $*** will be through 7,500 vehicle sets. The price of $*** begins at 7,501 vehicle sets. The PO for the Solar Roof to reflect Fisker Commitment to a 1st time order quantity of 7,500 solar roofs.